Exhibit h.11

STRUCTURING FEE AGREEMENT

April [ ], 2021

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Ladies and Gentlemen:

This agreement (the “Agreement”) is between Nuveen Fund Advisors, LLC (including any successor or assign by merger or otherwise, the “Company”) and each qualifying underwriter listed on Schedule I hereto (each, a “Qualifying Underwriter”) with respect to Nuveen Core Plus Impact Fund (the “Fund”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement dated April [ ], 2021 (the “Underwriting Agreement”), by and among the Fund, the Company, Nuveen Asset Management, LLC and each of the underwriters named therein.

1.        Fee. In consideration of certain financial advisory services that each Qualifying Underwriter has provided to the Company related to the sale and distribution of common shares of the Fund, the Company shall pay a fee to each Qualifying Underwriter in the amount set forth with respect to such Qualifying Underwriter on Schedule I hereto (the “Fee”). The Fee shall be paid following the Closing Date on or before [ ], 2021. In the event the Offering does not proceed, each Qualifying Underwriter will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to the Qualifying Underwriters pursuant to the terms of the Underwriting Agreement.

2.        Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. Notwithstanding the foregoing, Sections 6, 7 and 8 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

3.        Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.        Not an Investment Adviser. The Company acknowledges that each Qualifying Underwriter has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. The Company acknowledges and agrees that each Qualifying Underwriter has been retained to act solely as an adviser to the Company, and the Company’s engagement of each Qualifying Underwriter pursuant to this Agreement is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against a Qualifying Underwriter or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. Each Qualifying Underwriter has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement under this Agreement shall be owed solely to the Company.

5.        Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.        Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

7.        Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. EACH OF THE QUALIFYING UNDERWRITERS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

8.        Successors and Assigns. This Agreement shall be binding upon the Company and the Qualifying Underwriters and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or a Qualifying Underwriter’s respective businesses and/or assets.

9.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or other similar electronic transmission (such as e-mail) shall be effective as delivery of a manually executed counterpart hereof.

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2

This Agreement shall be effective as of the date first written above.

NUVEEN FUND ADVISORS, LLC

By: Name: Title:

Agreed and Accepted:

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By:

       Name:

       Title:

[Signature page to Qualifying Underwriter Structuring Fee Agreement]

Schedule I

Qualifying Underwriter	Fee	Percentage of the total price to the public of the shares sold by the Fund in the Offering

Indemnification Agreement

April, 2021

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Ladies and Gentlemen:

Reference is made to the Structuring Fee Agreement (the “Agreement”), dated April [ ], 2021, between the undersigned (including any successor or assign by merger or otherwise, the “Company”) and each Qualifying Underwriter listed on Schedule I thereto (each a “Qualifying Underwriter”). In connection with the engagement of each Qualifying Underwriter to advise and assist the Company with the matters set forth in the Agreement, in the event that a Qualifying Underwriter becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, the Company agrees to indemnify, defend and hold the Qualifying Underwriter harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of the Qualifying Underwriter. In addition, in the event that a Qualifying Underwriter becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse the Qualifying Underwriter for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Qualifying Underwriter in connection therewith.

As promptly as reasonably practicable after receipt by an indemnified party of notice of the commencement of any Proceeding, such indemnified party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its shareholders and affiliates and other constituencies, on the one hand, and the Qualifying Underwriter, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its shareholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its shareholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its shareholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which the Qualifying Underwriter has been retained to perform financial services bears to the fees paid to the Qualifying Underwriter under the Agreement; provided that, in no event shall the Company contribute less than the amount necessary to assure that the Qualifying Underwriter is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Qualifying Underwriter pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Qualifying Underwriter, on the other hand. Notwithstanding the provisions of this paragraph, an indemnified party shall not be entitled to contribution from the Company if it is determined that such indemnified party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Qualifying Underwriter is an actual or potential party to such Proceeding, without the Qualifying Underwriter’s prior written consent. For purposes of this Indemnification Agreement, the Qualifying Underwriter shall include the Qualifying Underwriter, any of its affiliates, each other person, if any, controlling the Qualifying Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise. Notwithstanding anything to the contrary set forth herein and for the avoidance of doubt, the Qualifying Underwriter shall have no right hereunder to indemnification, reimbursement for legal or other expenses (including the cost of any investigation and preparation) or contribution from the Company in connection with any matter with respect to which indemnification, reimbursement, contribution or other similar remedies may be sought by the Qualifying Underwriter under the Underwriting Agreement (as defined in the Agreement).

The Company agrees that neither a Qualifying Underwriter nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either the Qualifying Underwriter’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of the Qualifying Underwriter in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE QUALIFYING UNDERWRITERS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE QUALIFYING UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF THE QUALIFYING UNDERWRITERS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Qualifying Underwriters’ engagement. This Indemnification Agreement shall be binding upon the Company and the Qualifying Underwriters and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or the Qualifying Underwriters’ respective businesses and/or assets. This Indemnification Agreement may be executed (electronic signatures being sufficient) in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

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Very truly yours,

NUVEEN FUND ADVISORS, LLC

By: Name: Title:

Agreed and Accepted:

[            ]

By:

       Name:

       Title:

[Signature Page to Qualifying Underwriter Indemnification Agreement]